Exhibit 10.23

AMENDMENT NO. 1 TO ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO ADVISORY AGREEMENT (this “Amendment”) is made as of December 19, 2006, by and between Sensata Technologies B.V., a private limited liability company incorporated under the laws of the Netherlands (the “Company”), and Bain Capital Partners, LLC, a Delaware limited liability company (“BCP”), and this Amendment amends that certain Advisory Agreement, dated as of April 27, 2006, by and among the Company, Sensata Investment Company S.C.A., Sensata Technologies Holding B.V., BCP, Portfolio Company Advisors Limited, Bain Capital, Ltd., and CCMP Capital Asia Ltd. (the “Advisory Agreement”).

WHEREAS, the parties acknowledge that the original draft of the Advisory Agreement contained an error that was inconsistent with the intention of the parties.

WHEREAS, in accordance with Section 13 of the Advisory Agreement, the undersigned wish to correct such error by amending the Advisory Agreement as specified herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Amendment. The first sentence of Section 3(a) of the Advisory Agreement is hereby amended by deleting the words “services rendered in connection with the debt financing of the transactions” in the second and third lines of such section and inserting the following words in lieu thereof: “investment banking and financial advisory services, including services related to the obtaining of debt financing, rendered in connection with the transactions”.

2. Effectiveness and Ratification. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, the terms of the Advisory Agreement are hereby ratified and confirmed and remain in full force and effect.

3. Effect of Amendment. Whenever the Advisory Agreement is referred to in the Advisory Agreement or in any other agreements, documents or instruments, such reference shall be deemed to be to the Advisory Agreement as amended by this Amendment.

4. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

5. Counterparts. This Amendment may be executed in separate counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

6. Governing Law. All questions concerning the construction, validity and interpretation of this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.1 to Advisory Agreement as of the date first written above.

SENSATA TECHNOLOGIES B.V.

By:	/s/ Geert Braaksma
Name:	Geert Braaksma
Title:	Managing Director

BAIN CAPITAL PARTNERS, LLC

By:	/s/ Ed Conard
Name:	Ed Conard
Title:	Managing Director